Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“ABI”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares of ABI, without nominal value, and American Depositary Shares, evidenced by American Depositary Receipts, each representing one ordinary share without nominal value, in each case to be offered and sold by ABI (the “Securities”) pursuant to certain current and future employee share plans, if any, established for the benefit of employees of ABI and its subsidiaries. Such Securities have or will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of ABI, the Corporate Secretary of ABI, any Assistant Corporate Secretary of ABI, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Ms. Lauren Abbott, Mr. David Almeida, Mr. Matthew Amer, Ms. Katie Barrett, Mr. John Blood, Mr. Gert Boulangé, Mr. Bert van Boxel, Mr. Carlos Brito, Mr. Alexandre Bueno, Mr. Yann Callou, Mr. Rodrigo Cunha, Ms. Christine Delhaye, Mr. Guy Ernotte Dumont, Mr. Matthew Galvin, Mr. Matthew Gilbertson, Ms. Mariya Glukhova, Mr. Thomas Larson, Ms. Betty Marcelino, Ms. Margot Miller, Mr. Andrew Murray, Ms. Ann Randon, Ms. Isabela Gerjoi Bezerra de Souza, Mr. Daniel Strothe, Mr. Fernando Tennenbaum, Mr. Steve Turner, Mr. Jan Vandermeersch and Mr. Guillaume Delle Vigne, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, for as long as such attorney-in-fact or agent remains an employee of ABI or any entity wholly-owned by ABI, to sign the Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by ABI pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: 24 November 2020	By: /s/ Carlos Brito Carlos Brito Chief Executive Officer Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ Fernando Tennenbaum Fernando Tennenbaum Chief Financial Officer Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ Martin J. Barrington Martin J. Barrington Chairman of the Board of Directors Anheuser-Busch InBev SA/NV

[Signature Page to S-8 Power of Attorney]

Date: 24 November 2020	By: /s/ Xiaozhi Liu Xiaozhi Liu Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ Paul Cornet de Ways Ruart Paul Cornet de Ways Ruart Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ Claudio Garcia Claudio Garcia Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ M. Michele Burns M. Michele Burns Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ Paulo Alberto Lemann Paulo Alberto Lemann Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ Grégoire de Spoelberch Grégoire de Spoelberch Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ Alexandre Van Damme Alexandre Van Damme Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Signature Page to S-8 Power of Attorney]

Date: 24 November 2020	By: /s/ Cecilia Sicupira Cecilia Sicupira Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ Sabine Chalmers Sabine Chalmers Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ Elio Leoni Sceti Elio Leoni Sceti Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: Maria Asuncion Aramburuzabala Maria Asuncion Aramburuzabala Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ William F. Gifford, Jr. William F. Gifford, Jr. Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ Alejandro Santo Domingo Dávila Alejandro Santo Domingo Dávila Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 24 November 2020	By: /s/ Roberto Thompson Motta Roberto Thompson Motta Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Signature Page to S-8 Power of Attorney]